UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO DEFINITIVE MATERIAL AGREEMENTS

Purchase and Sale Agreement

On May 1, 2024, Selectis Health, Inc., a Utah corporation (the “Company”) caused its wholly-owned subsidiary Goodwill Hunting, LLC, a Georgia limited liability company (“Seller”) to execute and deliver a definitive Purchase and Sale Agreement (“PSA”) with Bibb County Holdings II, LLC, a Georgia limited liability company (“Purchaser”); pursuant to which the Seller agreed to sell certain real property located in Macon, Bibb County, Georgia identified as Bibb County Tax Parcels P1030040, P1030254, P1030253, P1030043, P1030052, and P1030252 including that certain skilled nursing facility known as “Archway Transitional Care Center” located at 4373 Houston Avenue, Macon, Bibb County, 31206 (the “Archway Property”).

The purchase price to be paid by Purchaser for the Archway Property is Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000), subject to certain prorations, holdbacks and adjustments customary in transactions of this nature.

Consummation of the PSA is contingent upon satisfactory completion of certain conditions customary in transactions of this nature. There can be no assurance that the PSA will be consummated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Purchase and Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: May 8, 2024	/s/ Adam Desmond
Adam Desmond, Interim CEO